UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): January 20, 2015

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 20, 2015, InspireMD, Inc. (the “Company”) received a notice from the NYSE MKT LLC (the “NYSE MKT”) indicating that the Company does not meet continued listing standards of the NYSE MKT as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the Company is not in compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide because the Company reported stockholders’ equity of less than $2 million, $4 million and $6 million, respectively, as of September 30, 2014 and had net losses in its five most recent fiscal years ended June 30, 2013. In addition, the NSYE MKT indicated that the Company is not in compliance with Section 1003(a)(iv) of the Company Guide because it has sustained losses that are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become impaired such that it appears questionable, in the opinion of the NYSE MKT, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company must submit a plan of compliance to the NYSE MKT by February 19, 2015 addressing how it intends to regain compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide by July 20, 2016 and Section 1003(a)(iv) of the Company Guide by June 1, 2015. If the plan is accepted by the NYSE MKT, the Company may be able to continue its listing during the plan period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan.

If the Company does not submit a plan or if the plan is not accepted by the NYSE MKT, delisting proceedings will commence. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by June 1, 2015 for Section 1003(a)(iv) of the Company Guide and July 20, 2016 for Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide, or if it does not make progress consistent with the plan during the applicable plan period, the NYSE MKT will initiate delisting proceedings.

The Company’s management is reviewing its options to address the deficiencies and expects to submit a compliance plan on or before the deadline set by the NYSE MKT.

Item 8.01 Other Events.

On January 21, 2015, the Company issued a press release announcing the receipt of the NYSE MKT notice described in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: January 21, 2015	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer